Exhibit 99.1

First National Corporation Reports FIRST Quarter 2025 Financial Results

STRASBURG, Va., April 30, 2025 --- First National Corporation (the “Company” or “First National”) (NASDAQ: FXNC), the bank holding company of First Bank (the “Bank”), reported earnings for the quarter ending March 31, 2025 of $1.52 million and basic and diluted earnings per common share of $0.18. Excluding acquisition-related items adjusted earnings(1) (non-GAAP) for the first quarter of 2025 were $3.1 million and adjusted basic and diluted earnings(1) per common share was $0.35.

“We completed the Touchstone system conversion during the first quarter of 2025 and are looking forward to building upon this transformational acquisition.  Earnings were impacted short-term in the first quarter from merger related expenses as well as operating on two different systems until late February.  Going forward we expect to return to our efficient model of banking and enjoy scale and growth from these new markets,” said Scott Harvard, President and Chief Executive Officer of First National.

FIRST QUARTER 2025 HIGHLIGHTS

●	Completed operational merger with Touchstone Bankshares, Inc.
●	Total assets at $2.033 billion, up 40.5% from one year prior
●	Net loans held for investment of $1.436 billion, up 49.5% from one year prior
●	Allowance for credit losses to non-performing assets improved 92.6% to 302.88% from one year prior
●	Total deposits of $1.825 billion, up 44.9% from one year prior
●	Noninterest bearing deposits of $540.4 million, up 40.7% from one year prior
●	Noninterest bearing deposits comprised 30% of total deposits at March 31, 2025
●	Net interest margin(1) of 3.77%, up 16.4% from 3.24% one year prior

MERGER WITH TOUCHSTONE BANKSHARES, INC. (“TOUCHSTONE”)

On October 1, 2024, the Company completed its acquisition of Touchstone. Touchstone’s results of operations are included in the Company’s consolidated results since the date of acquisition, and, therefore, the Company’s first quarter 2025 and fourth quarter 2024 results reflect significantly increased levels of average balances, net interest income, direct merger expenses and operational expenses compared to the first quarter 2024. The Company incurred pre-tax merger costs of approximately $1.9 million during the first quarter of 2025 related to the Touchstone acquisition as well as duplicative operating costs until the operational merger was completed in the first quarter.  Duplicative operating costs are not included in merger expenses.

NET INTEREST INCOME

For the first quarter of 2025, the Company’s net interest margin fully taxable equivalent ("FTE")(1) was 3.77%, down from 3.83% for the fourth quarter of 2024 but up from 3.24% in the first quarter of 2024. The Company’s net interest margin (FTE)(1) for the first quarter of 2025 includes the impact of acquisition accounting fair value adjustments. Net amortization expense related to acquisition accounting was $36 thousand, or a one basis point incremental decrease to the net interest margin for the first quarter ended March 31, 2025, compared to the net accretion income of $1.1 million or a 22-basis point incremental increase to the net interest margin for the fourth quarter ended December 31, 2024. The impact of accretion and amortization for the periods presented are reflected in the following table (dollars in thousands):

	Loan Accretion (Amortization)	Deposit Accretion	Borrowings Amortization	Total
For the quarter ended December 31, 2024	$492	565	—	$1,057
For the quarter ended March 31, 2025	(194)	443	(285)	(36)

Earning asset yields for the first quarter of 2025 decreased 12 basis points to 5.18% compared to the fourth quarter of 2024, and the cost of funds decreased by 6 basis points to 1.45%, due to changes in deposit mix following the acquisition of Touchstone and federal funds rate cuts in late 2024.  For the first quarter of 2025, net interest income was $17.5 million, a decrease of $908 thousand from $18.4 million in the fourth quarter of 2024 due to the impact of amortization on early payoffs of Touchstone loans which also reduced interest earning assets, partially offset by a $28.9 million decrease in average interest-bearing liabilities.

NONINTEREST INCOME

Non-interest income decreased $2.8 million to $3.6 million for the first quarter of 2025 from $6.4 million in the prior quarter.  Excluding the $2.9 million one-time bargain purchase gain associated with the Touchstone acquisition in the fourth quarter of 2024, non-interest income increased 2.5% in the first quarter despite one-time waived customer service charges on acquired deposits to facilitate the Touchstone systems conversion. Service charges on deposits and customer service fees decreased from the prior quarter but were offset by increases in ATM and check card income during the first quarter.

NONINTEREST EXPENSE

Noninterest expense decreased $3.6 million to $18.3 million for the first quarter of 2025 from $21.9 million in the prior quarter, primarily driven by a $5.4 million decrease in pre-tax merger-related expenses offset by a $1.2 million increase in salaries and benefit expenses, fraud losses of $294 thousand, and increases in our FDIC insurance assessment. The increase in salaries and benefits reflects additional expenses related to incentives, stock compensation expense, and salary and benefit increases from the prior quarter.

Adjusted operating noninterest expense(1), which excludes merger-related costs ($1.9 million in the first quarter of  2025 and $7.3 million in the fourth quarter of 2024) and amortization of intangible assets ($442 thousand in the first quarter of  2025 and $448 thousand in the fourth quarter of 2024), increased $1.8 million to $16.0 million for the first quarter of 2025 from $14.2 million in the prior quarter, due to the increase in salary and employee benefits expense, fraud losses, and increases in our FDIC insurance assessment.

BALANCE SHEET

At March 31, 2025, total assets were $2.033 billion, an increase of $23.1 million or 1.1% from December 31, 2024, and an increase of $586.2 million or 40.5% from March 31, 2024. The increase in total assets from the prior quarter was primarily due to an increase in cash and cash equivalents and the increase from prior year was primarily driven by growth in loans held for investment (LHFI) (net of deferred fees and costs), primarily due to the Touchstone acquisition.

At March 31, 2025, LHFI net of allowance totaled $1.436 billion, a decrease of $14.7 million from $1.451 billion or 1.0% at December 31, 2024, and an increase of $475.5 million or 49.5% from March 31, 2024. LHFI was consistent with the prior quarter and increased from the prior year primarily due to the Touchstone acquisition, as well as organic loan growth.

At March 31, 2025, total investments were $273.7 million, a decrease of $3.6 million or 1.3% from December 31, 2024, and a decrease of $1.9 million or 0.7% from March 31, 2024. Available for sale (AFS) securities totaled $161.0 million at March 31, 2025, and $163.8 million at December 31, 2024, and $147.7 million at March 31, 2024. The decreases compared to the prior quarter was driven by the $2.0 million improvement in unrealized losses. Total net unrealized losses on the AFS securities portfolio were $20.1 million at March 31, 2025, compared to $22.1 million at December 31, 2024, and $22.2 million at March 31, 2024. Held to maturity securities are carried at cost and totaled $108.3 million at March 31, 2025, $109.7 million at December 31, 2024, and $125.8 million at March 31, 2024.

At March 31, 2025, total deposits were $1.825 billion, an increase of $21.2 million or 1.2% from the prior quarter, and an increase of $565.8 million or 44.9% from March 31, 2024. The increases in deposit balances from the prior quarter and prior year are primarily due to increases in noninterest bearing deposits and the addition of the Touchstone acquired deposits.

There were no other borrowings on March 31, 2025, or December 31, 2024. Other borrowings totaled $50.0 million on March 31, 2024, and were comprised of funds borrowed from the Federal Reserve Bank through their Bank Term Funding Program which were repaid during the fourth quarter of 2024.

LIQUIDITY

Liquidity sources available to the Bank, including interest-bearing deposits in banks, unpledged securities available for sale, at fair value, unpledged securities held-to-maturity, at par, eligible to be pledged, and available lines of credit totaled $800.2 million on March 31, 2025, $770.0 million on December 31, 2024, and $554.8 million on March 31, 2024.

The Bank maintains liquidity to fund loan growth and to meet potential demand from deposit customers, including potential volatile deposits. The estimated amount of uninsured customer deposits totaled $549.3 million on March 31, 2025, $537.0 million on December 31, 2024, and $391.9 million on March 31, 2024. Excluding municipal deposits, the estimated amount of uninsured customer deposits totaled $458.7 million on March 31, 2025, $445.5 million on December 31, 2024, and $308.6 million on March 31, 2024.

ASSET QUALITY

Nonperforming Assets

Management classifies non-performing assets ("NPAs") as non-accrual loans and other real estate owned (OREO). NPAs as a percentage of total assets decreased to 0.24% on March 31, 2025, compared to 0.35% on December 31, 2024, and 0.55% on March 31, 2024. The allowance for credit losses to NPAs increased to 302.94% on March 31, 2025, compared to 233.49% on December 31, 2024, and 157.24% on March 31, 2024.

NPAs decreased by $2.2 million to $4.9 million on March 31, 2025, compared to $7.0 million on December 31, 2024, and $8.0 million on March 31, 2024. The decrease in NPAs during the first quarter of 2025 resulted from the charge-off of previously individually evaluated commercial and industrial loans.

Past Due Loans

There were no loans past due over 90 days or more and still accruing interest on March 31, 2025, compared to $365 thousand on December 31, 2024, and $175 thousand on March 31, 2024. Loans past-due 30-89 days and still accruing interest increased to $5.0 million, or 0.35% of total loans on March 31, 2025, compared to $3.1 million, or 0.21% of total loans on December 31, 2024, and $2.3 million, or 0.23%, of total loans on March 31, 2024.

Net Charge-offs

For the first quarter of 2025 net charge-offs included $2.2 million of commercial and industrial loans, with $208 thousand of that specific to our pool of loans originated to health care professionals through a third-party lender. Net charge-offs totaled $2.4 million in the first quarter of 2025, compared to $1.3 million in the fourth quarter of 2024, and $362 thousand in the first quarter of 2024.

Allowance for Credit Losses

The allowance for credit losses on loans totaled $14.7 million, or 1.02% of total loans on March 31, 2025, compared to $16.4 million, or 1.12% of total loans on December 31, 2024, and $12.6 million, or 1.30% of total loans on March 31, 2024.  The Company recorded a $832 thousand provision for credit losses in the first quarter of 2025, compared to a $4.8 million provision for credit losses for the fourth quarter of 2024. The first quarter provision was comprised of a $735 thousand provision for credit losses on loans, a $104 thousand provision for credit losses on unfunded commitments and a $7 thousand recovery of credit losses on held-to-maturity securities.

The calculated specific reserve decreased after previously identified individually evaluated loans were charged off during the quarter.  The provision for credit losses for the fourth quarter of 2024 included a $3.8 million initial provision expense on non-PCD loans and $100 thousand on unfunded commitments, as a result of the Touchstone acquisition. As compared to the prior quarter and same period prior year, the decrease in provision for credit losses, outside of the initial provision expense recorded on non-PCD loans and unfunded commitments acquired from Touchstone, primarily reflects the impact of charge-offs of previously identified specific reserves, lower pool loan balances partially offset by a minor increase in the pooled loans quantitative reserve ratio, and changes in qualitative factor adjustments related to the commercial and industrial loan pool. The overall allowance decreased from the impact of lower pooled loan balances, and the specific reserve decreased following the charge-off of previously identified specific reserves during the quarter.

CAPITAL

During the first quarter of 2025, the Company declared and paid cash dividends of $0.155 per common share, compared to $0.155 in the fourth quarter of 2024 and $0.15 in the first quarter of 2024.

The following table provides capital ratios and values for the periods ended:

	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Total capital ratio (2)	12.44%	12.35%	14.45%
Tier 1 capital ratio (2)	11.39%	11.19%	13.20%
Common equity Tier 1 capital ratio (2)	11.39%	11.19%	13.20%
Leverage ratio (2)	8.28%	7.95%	9.19%
Common equity to total assets (3)	8.30%	8.29%	8.14%
Tangible common equity to tangible assets (1) (3)	7.50%	7.46%	7.94%
Tangible book value per share	$16.81	$16.55	$18.27

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, three loan production offices, a customer service center in a retirement community, and thirty-three bank branch office locations located throughout the Shenandoah Valley, the south-central regions of Virginia, the Roanoke Valley, the Richmond MSA, and in northern North Carolina. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which owns an interest in an entity that provides title insurance services.

NON-GAAP FINANCIAL MEASURES

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include adjusted operating net income, adjusted operating non-interest expense, adjusted basic and diluted earnings (loss) per share, adjusted return on average assets, adjusted return on average equity, pre-provision pre-tax earnings, adjusted pre-provision pre-tax earnings, fully taxable equivalent interest income, the net interest margin, the efficiency ratio, tangible book value per share, and tangible common equity to tangible assets.

The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expression. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. For details on factors that could affect expectations, future events, or results, see the risk factors and other cautionary language included in First National’s Annual Report on Form 10-K for the year ended December 31, 2024, and most recent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

CONTACTS

Scott C. Harvard	Brad E. Schwartz
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	bschwartz@fbvirginia.com

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Income Statement
Interest and dividend income
Interest and fees on loans	$20,637	$21,516	$14,479	$14,004	$13,484
Interest on deposits in banks	1,671	2,085	1,538	1,579	1,288
Interest on federal funds sold	40	189	—	—	—
Taxable interest on securities	1,314	1,284	1,091	1,134	1,224
Tax-exempt interest on securities	300	308	303	306	305
Dividends	60	104	33	32	33
Total interest and dividend income	$24,022	$25,486	$17,444	$17,055	$16,334
Interest expense
Interest on deposits	$6,038	$6,415	$4,958	$4,820	$4,771
Interest on federal funds purchased	—	1	—	—	—
Interest on subordinated debt	467	396	69	69	69
Interest on junior subordinated debt	66	68	68	66	68
Interest on other borrowings	—	247	600	606	576
Total interest expense	$6,571	$7,127	$5,695	$5,561	$5,484
Net interest income	$17,451	$18,359	$11,749	$11,494	$10,850
Provision for credit losses	832	4,750	1,700	400	1,000
Net interest income after provision for credit losses	$16,619	$13,609	$10,049	$11,094	$9,850
Noninterest income
Service charges on deposit accounts	$1,013	$1,181	$675	$612	$654
ATM and check card fees	996	792	934	809	770
Wealth management fees	898	903	952	879	883
Fees for other customer services	258	317	276	178	195
Brokered mortgage fees	110	90	92	32	38
Income from bank owned life insurance	246	264	191	149	151
Net gains (losses) on securities available for sale	—	(154)	39	—	—
Bargain purchase gain	—	2,920	—	—	—
Other operating income	90	131	44	27	1,356
Total noninterest income	$3,611	$6,444	$3,203	$2,686	$4,047
Noninterest expense
Salaries and employee benefits	$8,689	$7,503	$5,927	$5,839	$5,871
Occupancy	1,069	913	577	548	535
Equipment	1,025	1,123	726	691	591
Marketing	220	331	260	270	195
Supplies	217	186	110	115	116
Legal and professional fees	522	520	498	486	452
ATM and check card expense	439	385	394	368	361
FDIC assessment	414	285	195	203	177
Bank franchise tax	317	262	262	261	262
Data processing expense	762	684	289	160	246
Amortization expense	442	448	4	5	4
Other real estate owned expense (income), net	(8)	5	10	—	—
Merger expense	1,940	7,316	219	571	—
Other operating expense	2,287	1,968	988	1,142	1,077
Total noninterest expense	$18,335	$21,929	$10,459	$10,659	$9,887
Income (loss) before income taxes	$1,895	$(1,876)	$2,793	$3,121	$4,010
Income tax expense (benefit)	297	(943)	545	679	801
Net income (loss)	$1,598	$(933)	$2,248	$2,442	$3,209

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	As of or For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Common Share and Per Common Share Data
Earnings (loss) per common share, basic	$0.18	$(0.10)	$0.36	$0.39	$0.51
Adjusted earnings (loss) per common share, basic (1)	$0.35	$0.66	$0.39	$0.48	$0.51
Weighted average shares, basic	8,979,527	8,971,649	6,287,997	6,278,113	6,269,790
Earnings (loss) per common share, diluted	$0.18	$(0.10)	$0.36	$0.39	$0.51
Adjusted earnings (loss) per common share, diluted (1)	$0.35	$0.66	$0.39	$0.48	$0.51
Weighted average shares, diluted	9,005,923	8,994,315	6,303,282	6,289,405	6,282,534
Shares outstanding at period end	8,986,696	8,974,102	6,296,705	6,280,406	6,277,373
Tangible book value per share at period end (1)	$16.81	$16.55	$19.37	$18.59	$18.27
Cash dividends declared	$0.155	$0.155	$0.150	$0.150	$0.150

Key Performance Ratios
Return on average assets	0.32%	(0.18%)	0.62%	0.68%	0.90%
Adjusted return on average assets (1)	0.63%	1.15%	0.67%	0.84%	0.90%
Return on average equity	3.85%	(2.35%)	7.28%	8.31%	11.07%
Adjusted return on average equity (1)	7.61%	15.01%	7.93%	10.23%	11.07%
Net interest margin	3.75%	3.80%	3.40%	3.37%	3.21%
Net interest margin fully tax-equivalent (1)	3.77%	3.83%	3.43%	3.40%	3.24%
Efficiency ratio (1)	75.44%	63.97%	68.13%	70.65%	65.65%

Average Balances
Average assets	$2,016,958	$2,051,578	$1,449,185	$1,448,478	$1,431,612
Average earning assets	1,888,427	1,919,864	1,374,566	1,370,187	1,361,172
Average noninterest deposits to total average deposits	29.01%	29.20%	31.08%	31.44%	30.15%
Average shareholders’ equity	$168,245	$157,844	$122,802	$118,255	$116,628

Asset Quality
Allowance for credit losses on loans to nonperforming assets	302.94%	233.49%	212.26%	146.84%	157.24%
Allowance for credit losses on loans to period end loans	1.02%	1.12%	1.28%	1.27%	1.30%
Nonperforming assets to period end loans	0.34%	0.48%	0.60%	0.86%	0.82%
Loan charge-offs	$2,490	$1,432	$1,667	$521	$413
Loan recoveries	89	98	95	39	51
Net charge-offs	2,401	1,334	1,572	482	362
Non-accrual loans	4,864	6,971	5,929	8,549	8,015
Other real estate owned, net	—	53	56	—	—
Nonperforming assets	4,864	7,024	5,985	8,549	8,015
Loans 30 to 89 days past due, accruing	5,021	3,085	2,358	2,399	2,279
Loans over 90 days past due, accruing	—	365	—	—	175

Capital Ratios (4)
Total capital	$182,563	$181,449	$148,477	$147,500	$145,977
Tier 1 capital	167,150	164,454	135,490	134,451	133,341
Common equity Tier 1 capital	167,150	164,454	135,490	134,451	133,341
Total capital to risk-weighted assets	12.44%	12.35%	14.29%	14.13%	14.45%
Tier 1 capital to risk-weighted assets	11.39%	11.19%	13.04%	12.88%	13.20%
Common equity Tier 1 capital to risk-weighted assets	11.39%	11.19%	13.04%	12.88%	13.20%
Leverage ratio	8.28%	7.95%	9.23%	9.17%	9.19%

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	For the Period Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Balance Sheet
Cash and due from banks	$27,432	$24,916	$18,197	$16,729	$14,476
Interest-bearing deposits in banks	178,600	137,958	108,319	118,906	124,232
Cash and cash equivalents	$206,032	$162,874	$126,516	$135,635	$138,708
Securities available for sale, at fair value	160,976	163,847	146,013	144,816	147,675
Securities held to maturity, at amortized cost (net of allowance for credit losses)	108,292	109,741	121,425	123,497	125,825
Restricted securities, at cost	4,436	3,741	2,112	2,112	2,112
Loans, net of allowance for credit losses	1,435,895	1,450,604	982,016	977,423	960,371
Other real estate owned, net	—	53	56	—	—
Premises and equipment, net	34,609	34,824	22,960	22,205	21,993
Accrued interest receivable	6,126	6,020	4,794	4,916	4,978
Bank owned life insurance	38,136	37,873	24,992	24,802	24,652
Goodwill	3,030	3,030	3,030	3,030	3,030
Core deposit intangibles, net	14,544	14,986	104	108	113
Other assets	21,270	22,688	16,698	18,984	17,738
Total assets	$2,033,346	$2,010,281	$1,450,716	$1,457,528	$1,447,195

Noninterest-bearing demand deposits	$540,387	$520,153	$383,400	$397,770	$384,092
Savings and interest-bearing demand deposits	922,197	924,880	663,925	665,208	677,458
Time deposits	362,392	358,745	205,930	202,818	197,587
Total deposits	$1,824,976	$1,803,778	$1,253,255	$1,265,796	$1,259,137
Other borrowings	—	—	50,000	50,000	50,000
Subordinated debt, net	21,461	21,176	4,999	4,998	4,998
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	8,955	9,517	8,068	7,564	5,965
Total liabilities	$1,864,671	$1,843,750	$1,325,601	$1,337,637	$1,329,379

Common stock	11,233	11,218	7,871	7,851	7,847
Surplus	77,354	77,058	33,409	33,116	33,021
Retained earnings	97,152	96,947	99,270	97,966	96,465
Accumulated other comprehensive (loss), net	(17,064)	(18,692)	(15,435)	(19,042)	(19,517)
Total shareholders’ equity	$168,675	$166,531	$125,115	$119,891	$117,816
Total liabilities and shareholders’ equity	$2,033,346	$2,010,281	$1,450,716	$1,457,528	$1,447,195

Loan Data
Real estate loans:
Construction and land development	$81,596	$84,480	$61,446	$60,919	$53,364
Secured by farmland	12,314	14,133	9,099	8,911	9,079
Secured by 1-4 family residential	550,183	547,576	351,004	346,976	347,014
Other real estate loans	653,367	658,029	440,648	440,857	436,006
Loans to farmers (except those secured by real estate)	858	940	633	349	332
Commercial and industrial loans (except those secured by real estate)	131,539	140,393	114,190	115,951	113,230
Consumer installment loans	8,034	7,582	5,396	5,068	4,808
Deposit overdrafts	486	450	253	365	251
All other loans	12,253	13,421	12,051	10,580	8,890
Total loans	$1,450,630	$1,467,004	$994,720	$989,976	$972,974
Allowance for credit losses	(14,735)	(16,400)	(12,704)	(12,553)	(12,603)
Loans, net	$1,435,895	$1,450,604	$982,016	$977,423	$960,371

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Operating Net Income
Net income (GAAP)	$1,598	$(933)	$2,248	$2,442	$3,209
Add: Merger-related expenses	1,940	7,316	219	571	—
Add: Day 2 Non-PCD Provision	—	3,931	—	—	—
Subtract: Bargain purchase gain	—	(2,920)	—	—	—
Subtract: Tax effect of adjustment (5)	(381)	(1,439)	(19)	(5)	—
Adjusted operating net income (non-GAAP)	$3,157	$5,955	$2,448	$3,008	$3,209

Adjusted Earnings Per Share, Basic
Weighted average shares, basic	8,979,527	8,971,649	6,287,997	6,278,113	6,269,790
Basic earnings (loss) per share (GAAP)	$0.18	$(0.10)	$0.36	$0.39	$0.51
Adjusted earnings (loss) per share, basic (non-GAAP)	$0.35	$0.66	$0.39	$0.48	$0.51

Adjusted Earnings Per Share, Diluted
Weighted average shares, diluted	9,005,923	8,994,315	6,303,282	6,289,405	6,282,534
Diluted earnings (loss) per share (GAAP)	$0.18	$(0.10)	$0.36	$0.39	$0.51
Adjusted diluted earnings (loss) per share (non-GAAP)	$0.35	$0.66	$0.39	$0.48	$0.51

Adjusted Pre-Provision, Pre-Tax Earnings
Net interest income	$17,451	$18,359	$11,749	$11,494	$10,850
Total noninterest income	3,611	6,444	3,203	2,686	4,047
Net revenue	$21,062	$24,803	$14,952	$14,180	$14,897
Total noninterest expense	18,335	21,929	10,459	10,659	9,887
Pre-provision, pre-tax earnings	$2,727	$2,874	$4,493	$3,521	$5,010
Add: Merger expenses	1,940	7,316	219	571	—
Add: Day 2 Non-PCD Provision	—	3,931	—	—	—
Subtract: Bargain purchase gain	—	(2,920)	—	—	—
Adjusted pre-provision, pre-tax, earnings	$4,667	$11,201	$4,712	$4,092	$5,010

Adjusted Performance Ratios
Average assets	$2,016,958	$2,051,578	$1,449,185	$1,448,478	$1,431,612
Return on average assets (GAAP)	0.32%	(0.18%)	0.62%	0.68%	0.90%
Adjusted return on average assets (non-GAAP)	0.63%	1.15%	0.67%	0.84%	0.90%

Average shareholders’ equity	$168,245	$157,844	$122,802	$118,255	$116,628
Return on average equity (GAAP)	3.85%	(2.35%)	7.28%	8.31%	11.07%
Adjusted return on average equity (non-GAAP)	7.61%	15.01%	7.93%	10.23%	11.07%

Pre-provision, pre-tax return on average assets (non-GAAP)	0.54%	0.56%	1.24%	0.98%	1.40%
Adjusted pre-provision, pre-tax return on average assets (non-GAAP)	0.93%	2.18%	1.30%	1.14%	1.40%

Adjusted Net Interest Margin
Net interest income	$17,451	$18,359	$11,749	$11,494	$10,850
Tax-equivalent net interest income (non-GAAP)	17,547	18,461	11,842	11,587	10,931
Average earning assets	1,888,427	1,919,864	1,374,566	1,370,187	1,361,172
Net interest margin	3.75%	3.80%	3.40%	3.37%	3.21%
Net interest margin fully tax equivalent (non-GAAP)	3.77%	3.83%	3.43%	3.40%	3.24%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Efficiency Ratio
Total noninterest expense (GAAP)	$18,335	$21,929	$10,459	$10,659	$9,887
Add: other real estate owned income, net	8	(5)	(10)	—	—
Subtract: amortization of intangibles	(442)	(448)	(4)	(4)	(4)
Subtract: loss on disposal of premises and equipment, net	—	3	(2)	—	(49)
Subtract: merger expenses	(1,940)	(7,316)	(219)	(571)	—
Adjusted non-interest expense (non-GAAP)	$15,961	$14,163	$10,224	$10,084	$9,834
Tax-equivalent net interest income (non-GAAP)	$17,547	$18,461	$11,842	$11,587	$10,931
Total noninterest income (GAAP)	3,611	6,444	3,203	2,686	4,047
Bargain purchase gain	—	(2,920)	—	—	—
Securities losses (gains), net	—	154	(39)	—	—
Adjusted income for efficiency ratio (non-GAAP)	$21,158	$22,139	$15,006	$14,273	$14,978

Efficiency ratio (non-GAAP)	75.44%	63.97%	68.13%	70.65%	65.65%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$20,639	$21,516	$14,479	$14,004	$13,484
Interest income – investments and other	3,383	3,970	2,965	3,051	2,850
Interest expense – deposits	(6,038)	(6,415)	(4,958)	(4,820)	(4,771)
Interest expense – federal funds purchased	—	(1)	—	—	—
Interest expense – subordinated debt	(467)	(396)	(69)	(69)	(69)
Interest expense – junior subordinated debt	(66)	(68)	(68)	(66)	(68)
Interest expense – other borrowings	—	(247)	(600)	(606)	(576)
Net interest income	$17,451	$18,359	$11,749	$11,494	$10,850
Non-GAAP measures:
Add: Tax benefit realized on non-taxable interest income – loans (5)	$16	$18	$13	$12	$—
Add: Tax benefit realized on non-taxable interest income – municipal securities (5)	80	84	80	81	81
Tax benefit realized on non-taxable interest income	$96	$102	$93	$93	$81
Tax-equivalent net interest income	$17,547	$18,461	$11,842	$11,587	$10,931

Tangible Common Equity and Tangible Assets
Total assets (GAAP)	$2,033,346	$2,010,281	$1,450,716	$1,457,528	$1,447,195
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(14,544)	(14,986)	(104)	(108)	(113)
Tangible assets (Non-GAAP)	$2,015,772	$1,992,265	$1,447,582	$1,454,390	$1,444,052

Total shareholders’ equity (GAAP)	$168,675	$166,531	$125,115	$119,891	$117,816
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(14,544)	(14,986)	(104)	(108)	(113)
Tangible common equity (Non-GAAP)	$151,101	$148,515	$121,981	$116,753	$114,673

Tangible common equity to tangible assets ratio	7.50%	7.45%	8.43%	8.03%	7.94%

Tangible Book Value Per Share
Tangible common equity (non-GAAP)	$151,101	$148,515	$121,981	$116,753	$114,673
Common shares outstanding, ending	8,986,696	8,974,102	6,296,705	6,280,406	6,277,373
Tangible book value per share	$16.81	$16.55	$19.37	$18.59	$18.27

(1) Non-GAAP financial measure.  See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations” for additional information and detailed calculations of adjustments.

(2) All ratios at March 31, 2025 are estimates and subject to change pending the Bank's filing of its Call Report. All other periods are presented as filed.

(3) Capital ratios presented are for First National Corporation.

(4) Capital ratios are for First Bank.

(5) The tax rate utilized in calculating the tax benefit is 21%. Certain merger-related expenses were non-deductible.